FOURTH AMENDMENT TO

FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, made and entered into as of this 1st day of October, 2020, by and among FORETHOUGHT LIFE INSURANCE COMPANY, an Indiana corporation (the “Company”), on its own behalf and on behalf of each separate account set forth on attached Schedule A of the Agreement, as the same may be amended from time to time (the “Accounts”); GLOBAL ATLANTIC DISTRIBUTORS, LLC (“GAD”), a Delaware limited liability corporation; EACH INVESTMENT COMPANY LISTED ON SCHEDULE A of the Agreement, as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland (each, a “Fund” and, collectively, the “Funds”); HARTFORD FUNDS MANAGEMENT COMPANY, LLC (“HFMC”), a Delaware limited liability company; HARTFORD FUNDS DISTRIBUTORS, LLC (“HFD”), a Delaware limited liability company; and HARTFORD ADMINISTRATIVE SERVICES COMPANY (“HASCO”), a Minnesota corporation. HFMC in its capacity as investment adviser to the Funds is referred to herein as the “Adviser.” HFD in its capacity as primary underwriter to the Funds is referred to herein as the “Distributor.”  HASCO in its capacity as transfer agent to the Funds is referred to herein as the “Transfer Agent.”

WHEREAS, the parties hereto (excluding HASCO) have entered into that certain Fund Participation Agreement dated as of January 1, 2013 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Distributor, the Transfer Agent and the Adviser agree as follows:

1.              Hartford Administrative Services Company, a Minnesota corporation and transfer agent registered under the Securities Exchange Act of 1934, is hereby added as a party to the Agreement.

2.              Schedule A to the Agreement is hereby deleted and replaced with the new Schedule A attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

FORETHOUGHT LIFE INSURANCE COMPANY

By its authorized officer,

By:	/s/ Rob Arena
Name:	Robert M. Arena, Jr.
Title:	President

GLOBAL ATLANTIC DISTRIBUTORS, LLC

By its authorized officer,

By:	/s/ Rob Arena
Name:	Robert M. Arena, Jr.
Title:	President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By its authorized officer,

By:	/s/ Gregory Frost
Name:	Gregory A. Frost
Title:	CFO

HARTFORD FUNDS DISTRIBUTORS, LLC

By its authorized officer,

By:	/s/ Gregory Frost
Name:	Gregory A. Frost
Title:	CFO

HARTFORD ADMINISTRATIVE SERVICES COMPANY

By its authorized officer,

By:	/s/ Gregory Frost
Name:	Gregory A. Frost
Title:	CFO

EACH INVESTMENT COMPANY LISTED ON SCHEDULE A

By its authorized officer,

By:
Name:
Title:

SCHEDULE A

INVESTMENT COMPANIES AND PORTFOLIOS

HARTFORD SERIES FUND, INC.

Portfolio Name	Share Class
Hartford Capital Appreciation HLS Fund	IB
Hartford Disciplined Equity HLS Fund	IB
Hartford Dividend and Growth HLS Fund	IB
Hartford International Opportunities HLS Fund	IB
Hartford Total Return Bond HLS Fund	IB

SEPARATE ACCOUNTS

Forethought Life Insurance Company Separate Account A